UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2010

Owens Corning
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33100

Delaware	43-2109021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Owens Corning Parkway
Toledo, OH 43659
(Address of principal executive offices, including zip code)

419-248-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2010, Owens Corning filed a Current Report on Form 8-K to report that on June 17, 2010 the Board of Directors took the following actions to become effective January 1, 2011: (a) increased the size of Board as of January 1, 2011 by one member; and (b) elected J. Brian Ferguson as a director to fill the vacancy created by the increase in the size of the Board, to serve in Class I for a term expiring at the Company's Annual Meeting of Stockholders in 2013.

On February 2, 2011, the Board of Directors elected Mr. Ferguson to serve as a member of the Finance Committee and the Compensation Committee effective as of the April 2011 Board of Directors meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: February 04, 2011	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary